Exhibit 10.2

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation, a Delaware corporation (“Parent”), and the other Persons whose names appear on the signature pages hereto (each such Person, a “Seller Stockholder” and, collectively, the “Seller Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below) at the time such agreement was executed on January 13, 2020.

RECITALS

A.               On January 13, 2020, Hycroft Mining Corporation, a Delaware corporation (the “Seller”), MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Acquisition Sub”), and Parent entered into a Purchase Agreement (the “Purchase Agreement”) that, among other things, provides for a business combination transaction pursuant to which the Seller will sell to Acquisition Sub, and Acquisition Sub will purchase from the Seller, all or substantially all of the assets of the Seller (the “Acquisition”).

B.               The Seller Stockholders agree to enter into this Agreement with respect to all shares of Common Stock, par value $0.001 per share, of the Seller (the “Seller Common Stock”) that the Seller Stockholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record.

C.               The Seller Stockholders are the owners of, and have the sole right to vote or direct the voting of, such number of shares of Seller Common Stock as are indicated opposite each of their names on Schedule A attached hereto.

D.               As a condition to the willingness of Parent to enter into the Purchase Agreement and as an inducement and in consideration therefor, the Seller Stockholders have agreed to enter into this Agreement.

E.                Each of Parent and the Seller Stockholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Exchange Act.

“Seller Securities” means, collectively, any Seller Common Stock, any securities convertible into or exchangeable for any Seller Common Stock, or any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Purchase Agreement shall be terminated in accordance with Section 7.1 thereof.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

2.           Agreement to Retain the Seller Common Stock.

2.1              No Transfer of Company Securities. Until the Expiration Time, each Seller Stockholder agrees not to (a) Transfer any Seller Securities or (b) deposit any Seller Securities into a voting trust or enter into a voting agreement with respect to Seller Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Seller Stockholder may Transfer any such Seller Securities to any other Seller Stockholder or any Affiliate of any such Seller Stockholder, to any family member (including a trust for such family member’s benefit) of such Seller Stockholder or such other person provided that the transferee of such Seller Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Seller Stockholder.

2.2              Additional Purchases. Until the Expiration Time, each Seller Stockholder agrees that any Seller Securities that such Seller Stockholder purchases or otherwise hereinafter acquires or with respect to which such Seller Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Seller Stockholder as of the date hereof.

2.3              Unpermitted Transfers. Any Transfer or attempted Transfer of any Seller Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.           Voting of Shares.

3.1              Hereafter until the Expiration Time, at any meeting of the stockholders of the Seller, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Seller Common Stock to adopt the Purchase Agreement, approve the sale of all or substantially all of the Seller’s assets or in any other circumstances upon which a vote, consent or other approval with respect to the Purchase Agreement, the Acquisition or the other transactions contemplated by the Purchase Agreement is sought, each Seller Stockholder shall vote (or cause to be voted) all shares of Seller Common Stock currently or hereinafter owned by such Seller Stockholder in favor of the foregoing.

3.2              Hereafter until the Expiration Time, at any meeting of the stockholders of the Seller or at any postponement or adjournment thereof or in any other circumstances upon which any Seller Stockholder’s vote, consent or other approval (including by written consent) is sought, each Seller Stockholder shall vote (or cause to be voted) all Seller Securities (to the extent such Seller Securities are then entitled to vote thereon), currently or hereinafter owned by such Seller Stockholder against and withhold consent with respect to any merger, purchase of all or substantially all of the Seller’s assets or other business combination transaction (other than the Purchase Agreement and the transactions contemplated thereby, including the Acquisition). No Seller Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

3.3              Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and until the termination of the Purchase Agreement the Seller Board effects a change in recommendation with respect to the Acquisition pursuant to its fiduciary duties under applicable Law in accordance with Section 5.1(g) of the Purchase Agreement, but solely to the extent that such change in recommendation is not related to a transaction or potential transaction between the Seller or any of its Subsidiaries and any Insider of the Seller (as defined in the Purchase Agreement), including any Seller Stockholder (a “Change of Recommendation Event”), then the obligations of each Seller Stockholder to vote (or withhold consent in respect of) its Seller Securities in accordance with Section 3.1 or Section 3.2 shall be limited to the number of shares of Seller Common Stock held by such Stockholder, rounded down to the nearest whole share, equal to the product of (a) such Stockholder’s Pro Rata Share multiplied by (b) the Covered Company Common Stock (such amount for each Seller Stockholder, the “Covered Securities”); provided, further, however, that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, each Seller Stockholder shall be expressly permitted to vote its Seller Securities that are not Covered Securities in its sole discretion with respect to any merger, purchase of all or substantially all of the Seller’s assets (including the Purchase Agreement and the transactions contemplated thereby, including the Acquisition) or other business combination transaction. For purposes of this Agreement, (i) the term “Covered Company Common Stock” shall mean the total number of shares of Seller Common Stock outstanding as of the record date of the applicable stockholder meeting multiplied by 0.35 and (ii) such Seller Stockholder’s “Pro Rata Share” shall mean the quotient of the number of shares of Seller Common Stock held by such Seller Stockholder as of such record date divided by the number of shares of Seller Common Stock then held by all of the Seller Stockholders party to this Agreement in the aggregate.

4.           Additional Agreements.

4.1              Litigation. Each Seller Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Acquisition Sub, the Seller or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Purchase Agreement.

5.           Representations and Warranties of the Seller Stockholders. Each Seller Stockholder hereby represents and warrants to Parent as follows:

5.1              Due Authority. Such Seller Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Seller Stockholder and constitutes a valid and binding agreement of such Seller Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

5.2              Ownership of the Seller Common Stock. As of the date hereof, such Seller Stockholder is the owner of the shares of Seller Common Stock indicated on Schedule A hereto opposite such Seller Stockholder’s name, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) Liens in favor of a broker-dealer over property held in an account with such broker-dealer generally and which liens are released upon transfer of such property, including, without limitation, any shares of Seller Common Stock held on account with such broker-dealer, or (iii) as disclosed on Schedule A. Such Seller Stockholder has and, except pursuant to a transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Seller Stockholder set forth in this Agreement, in each case, over all shares of Seller Common Stock currently or hereinafter owned by such Seller Stockholder. As of the date hereof, such Seller Stockholder does not own any capital stock or other voting securities of the Seller other than the shares of Seller Common Stock set forth on Schedule A opposite such Seller Stockholder’s name. As of the date hereof, such Seller Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Seller, except as set forth on Schedule A opposite such Seller Stockholder’s name.

5.3              No Conflict; Consents.

   (a)           The execution and delivery of this Agreement by such Seller Stockholder does not, and the performance by such Seller Stockholder of the obligations under this Agreement and the compliance by such Seller Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Seller Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Seller Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Seller Common Stock owned by such Seller Stockholder pursuant to any Contract to which such Seller Stockholder is a party or by which such Seller Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Seller Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

   (b)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Seller Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Seller Stockholder of the transactions contemplated hereby.

5.4              Absence of Litigation. As of the date hereof, there is no action pending against, or, to the knowledge of such Seller Stockholder, threatened against such Seller Stockholder that would reasonably be expected to materially impair the ability of such Seller Stockholder to perform such Seller Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5              Absence of Other Voting Agreement. Except for this Agreement and the Stockholders Agreement, dated as of October 22, 2015, by and among the Seller, each of the holders of Seller Common Stock on the date thereof and each person who thereafter became or becomes a holder of Seller Common Stock, such Seller Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Seller Common Stock or other equity securities of the Seller owned by such Seller Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Seller Common Stock or other equity securities of the Seller owned by such Seller Stockholder (other than as contemplated by this Agreement).

5.6              Reliance by Parent. Such Seller Stockholder understands and acknowledges that Parent is entering to the Purchase Agreement in reliance upon such Seller Stockholder’s execution and delivery of this Agreement.

6.           Fiduciary Duties. Each Seller Stockholder is entering into this Agreement solely in its capacity as the owner of such Seller Stockholder’s shares of Seller Common Stock. Nothing contained herein shall in any way limit or affect, or shall require any Seller Stockholder to attempt to limit or affect, any actions taken by any of the Seller Stockholders’ designees serving on the Seller Board or any such Seller Stockholder in his or her capacity as a director, officer or employee of the Company or any of its Affiliates. No action taken (or omitted to be taken) in any such capacity as director, officer or employee shall be deemed to constitute a breach of this Agreement.

7.           Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 10 of this Agreement shall survive any termination of this Agreement. .

8.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any direct or indirect ownership or incidence of ownership of or with respect to the Seller Stockholders’ shares of Seller Common Stock. All rights, ownership and economic benefits of and relating to the Seller Stockholders’ shares of Seller Common Stock and shall remain vested in and belong to the Seller Stockholders, and Parent shall have no authority to direct the Seller Stockholders in the voting or disposition of any of the shares of Seller Common Stock except as otherwise provided herein.

9.           Exclusivity. Until the Expiration Time, each Seller Stockholder agrees to comply with the obligations applicable to Affiliates of the Seller pursuant to Section 5.11 of the Purchase Agreement as if they were parties thereto.

10.         Miscellaneous.

10.1            Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, unenforceable, or against its regulatory policy, the remainder of this Agreement will continue in full force and effect and the application of such term, provision, covenant or restriction to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto such that this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto further agree to replace such void or unenforceable term, provision, covenant or restriction of this Agreement with a valid and enforceable term, provision, covenant or restriction that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term, provision, covenant or restriction.

10.2            Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3            Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4            Amendments and Modifications. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, at any time, by execution of an instrument in writing signed on behalf of each of the parties hereto with respect to any of the terms contained herein.

10.5            Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to enforce specifically the terms and provisions hereof in the Chosen Courts and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party hereto for specific performance or injunctive relief, it will not assert that a remedy at Law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

10.6            Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses:

(i)	if to Parent:

Mudrick Capital Acquisition Corporation

527 Madison Avenue, 6th Floor

New York, NY 10022

Attn: John O’Callaghan

Telephone: (646) 747-9500

Email: JOCallaghan@mudrickcapital.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Jaclyn L. Cohen
Telephone: (212) 310-8891
Email: jackie.cohen@weil.com

if to any Seller Stockholder, to the address for notice set forth on Schedule A hereto,

with a copy to:

Neal, Gerber & Eisenberg, LLP
2 N. LaSalle Street, Suite 1700
Chicago, IL 60602
Attention: David S. Stone
Telephone: 312-269-811
Email: dstone@nge.com

unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date delivered, if delivered personally, (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery, and (c) on the date delivered, if delivered by email. Each of the parties hereto will be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

10.7            APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AND ANY ACTION, SUIT, DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, OR THE VALIDITY, INTERPRETATION, BREACH OR TERMINATION OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

EACH OF PARENT OR THE SELLER STOCKHOLDERS IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE CHOSEN COURTS IN CONNECTION WITH ANY MATTER BASED UPON OR ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE FOR SUCH PERSONS AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION WHICH THEY MIGHT OTHERWISE HAVE TO SUCH MANNER OF SERVICE OF PROCESS. EACH OF PARENT OR THE SELLER STOCKHOLDERS AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (A) SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS FOR ANY REASON, (B) SUCH LEGAL PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS, (C) SUCH PERSON’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (D) SUCH LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (E) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER. EACH OF PARENT OR THE SELLER STOCKHOLDERS AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY AGREES NOT TO COMMENCE OR PROSECUTE ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT OTHER THAN BEFORE THE CHOSEN COURTS, NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT TO ANY COURT OTHER THAN THE CHOSEN COURTS, WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH OF PARENT OR THE SELLER STOCKHOLDERS HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND FURTHER CONSENTS TO SERVICE OF PROCESS BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE GUARANTEEING OVERNIGHT DELIVERY, OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 10.6. NOTWITHSTANDING THE FOREGOING IN THIS SECTION 10.7, EACH OF PARENT OR THE SELLER STOCKHOLDERS MAY COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT IN A COURT OTHER THAN THE CHOSEN COURTS SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY THE CHOSEN COURTS.

10.8            WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF PARENT OR THE SELLER STOCKHOLDERS AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NEITHER PARENT NOR THE SELLER STOCKHOLDERS NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NEITHER PARENT OR THE SELLER STOCKHOLDERS NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10.9            Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10          Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

10.11          Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12          Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document.

10.13          Expenses. Except as otherwise set forth in this Agreement and for the fees and expenses of counsel to the Selling Stockholders, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

10.14          No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Purchase Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties hereto to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties hereto to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party hereto against the other parties hereto, in no event shall any party hereto or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

10.15          Waiver. No failure or delay on the part of Parent to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

MUDRICK CAPITAL ACQUISITION CORPORATION

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

HYBRIDGE TACTICAL CREDIT MASTER FUND, L.P.,
as a Seller Stockholder

By:	Highbridge Capital Management, LLC,
Its Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

HYBRIDGE MSF INTERNATIONAL, LTD,
as a Seller Stockholder

By:	Highbridge Capital Management, LLC,
Its Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

Aristeia Capital, LLC,
As investment advisor for the following
Investment funds, which are Selling
Stockholders:

ARISTEIA MASTER LP WINDERMERE IRELAND FUND PLC,

By:	Aristeia Capital, LLC

By:	/s/ Robert H. Lynch, Jr.
Name:	Robert H. Lynch, Jr.
Title:	Manager

By:	/s/ Andrew B. David
Name:	Andrew B. David

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

MUDRICK DISTRESSED OPP FD GLOBAL LP,
as a Seller Stockholder

By:	Mudrick Capital Management, L.P.,
Its investment manager

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

BLACKWELL PARTNERS LLC – SERIES A,
as a Seller Stockholder

By:	Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

Whitebox Advisors LLC, as Investment Manager for the following investment funds which are Seller Stockholders:

WHITEBOX ASYMMETRIC PARTNERS, LP
WHITEBOX CREDIT PARTNERS, LP
WHITEBOX MULTI-STRATEGY PARTNERS, LP
WHITEBOX INSTITUTIONAL PARTNERS, LP

By:	/s/ Mark M. Strefling
Name:	Mark M. Strefling
Title:	Partner & Chief Executive Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

WOLVERINE FLAGSHIP FUND TRADING LIMITED,
as a Selling Stockholder

By:	Wolverine Asset Management, LLC,
its investment manager

By:	/s/ Kenneth L. Nadel
Name:	Kenneth L. Nadel
Title:	Chief Operating Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

Schedule A

Seller Stockholder Name	Addresses for Notice	Shares of Seller Common Stock
Whitebox Asymmetric Partners, LP	3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416 Attn: Jacob Mercer, Andrew Thau Email: jmercer@whiteboxadvisors.com, AThau@whiteboxadvisors.com Fax: 612-355-2004	171,196
Whitebox Credit Partners, LP	3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416 Attn: Jacob Mercer, Andrew Thau Email: jmercer@whiteboxadvisors.com, AThau@whiteboxadvisors.com Fax: 612-355-2004	123,639
Whitebox Multi-Strategy Partners, LP	3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416 Attn: Jacob Mercer, Andrew Thau Email: jmercer@whiteboxadvisors.com, AThau@whiteboxadvisors.com Fax: 612-355-2004	125,664
Whitebox Institutional Partners, LP	3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416 Attn: Jacob Mercer, Andrew Thau Email: jmercer@whiteboxadvisors.com, AThau@whiteboxadvisors.com Fax: 612-355-2004	68,942

Seller Stockholder Name	Addresses for Notice	Shares of Seller Common Stock
Aristeia Master, L.P	1140 Avenue of the Americas. New York, NY 10036 Attn: Robert Lynch Email: lynch@aristeiacapital.com Fax: 212-842-8901	116,608
Windermere Ireland Fund PLC	1140 Avenue of the Americas. New York, NY 10036 Attn: Robert Lynch Email: lynch@aristeiacapital.com Fax: 212-842-8901	5,437
Wolverine Flagship Fund Trading Limited	175 W. Jackson Blvd., Suite 340 Chicago, IL 60604 Attn: Bruce Mygatt Email: bmygatt@wolvefunds.com Fax: 312-884-4401	71,534
Highbridge MSF International Ltd.	40 West 57th Street, 32nd Floor New York, NY 10019 Attn: Glynnis Kelly Email:glynnis.kelly@highbridge.com	258,791
Highbridge Tactical Credit Master Fund, L.P.	40 West 57th Street, 32nd Floor New York, NY 10019 Attn: Glynnis Kelly Email:glynnis.kelly@highbridge.com	98,002
Mudrick Distressed Opportunity Fund Global, L.P.	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com	525,250
Blackwell partners LLC – Series A	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com	111,075
Total	N/A	1,676,138